                                 SIDLEY & AUSTIN
                                October 25, 1994


                                                                       EXHIBIT 5


MidAmerican Energy Company
666 Grand Avenue
P.O. Box 9244
Des Moines, Iowa 50306

          Re:  103,784,200 Shares of Common Stock,
               without par value, and 3,217,789 Shares
               of Preferred Stock, without par value
               -----------------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by MidAmerican Energy Company, an Iowa corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 103,784,200 shares of Common Stock, without par value (the "Common Shares"), and 3,217,789 shares of preferred stock, without par value (the "Preferred Shares", and together with the Common Shares, the "New Shares"), of the Company.

          We are familiar with the proceedings to date with respect to the proposed issuance, sale and delivery of the New Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions expressed herein.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Iowa.

          2. The New Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors shall have duly adopted final resolutions authorizing the issuance, sale and

MidAmerican Energy Company
October 25, 1994
Page 2

delivery of the New Shares as contemplated by the Registration Statement; and
(iii) the merger of Midwest Resources Inc., an Iowa corporation, Midwest Power Systems Inc., an Iowa corporation and Iowa-Illinois Gas and Electric Company, an Illinois corporation, with and into the Company shall have become effective as described therein.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Shares.

          Except as expressly stated in the next sentence, this opinion is limited to the laws of the State of Illinois and the federal laws of the United States of America to the extent applicable. Insofar as the opinions expressed above relate to matters governed by the laws of the State of Iowa, we have not made an independent examination of such laws, but have relied, with your consent, as to such laws, upon the attached opinion of John A. Rasmussen, Jr., Group Vice President and General Counsel of the Company.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.



                                        Very truly yours,



                                        SIDLEY & AUSTIN

                           MIDAMERICAN ENERGY COMPANY



                                October 25, 1994




Sidley & Austin
One First National Plaza
Chicago, Illinois  60603


          Re:  103,784,200 Shares of Common Stock,
               without par value, and 3,217,789 Shares
               of Preferred Stock, without par value
               ------------------------------------------


Ladies and Gentlemen:

          I have reviewed the Opinion of Sidley & Austin dated October 11, 1994 (the "Opinion") addressed to MidAmerican Energy Company, an Iowa corporation (the "Company"), relating to the registration on Form S-4 (the "Registration Statement") of the above-referenced shares (the "New Shares"), of the Company.
I am familiar with the proceedings to date with respect to the proposed issuance, sale and delivery of the New Shares and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for the opinions expressed herein.

          Based on the foregoing, I am of the opinion that insofar as the opinions expressed in the Opinion relate to matters governed by the laws of the State of Iowa, such opinions are correct and are affirmed by this letter. This opinion is limited to the laws of the State of Iowa.


                                        Very truly yours,

                                        /s/ John A. Rasmussen, Jr.

                                        John A. Rasmussen, Jr.
                                        Group Vice President and
                                             General Counsel